WSFS Financial Corporation         838 Market Street, Wilmington, Delaware 19801

                                                                   PRESS RELEASE


FOR IMMEDIATE RELEASE                                  Contact:   Mark A. Turner

July 20, 2004                                                     (302) 571-7160





                       WSFS ANNOUNCES 2Q '04 EPS of $0.82


     WSFS Financial Corporation (NASDAQ/NMS: WSFS), the parent company of Wilmington Savings Fund Society, FSB, reported quarterly net income of $6.3 million, or $0.82 per diluted share. This compares to net income of $5.8 million, or $0.71 per share, for the second quarter of 2003. This $0.11 growth in earnings per share is a 15% increase over the same period in 2003. Further, earnings per share from continuing operations was $0.82 for the second quarter of 2004 compared to $0.69 for the second quarter of 2003, an increase of $0.13 or 19%.

     Additional highlights for the second quarter of 2004 include: (i) growth in net loans of $58.6 million, or 4% over March 31, 2004, and $205.5 million, or 17% over June 30, 2003, primarily concentrated in commercial and commercial real estate loans, (ii) continued strong asset quality with annualized net charge-offs to total loans of just 8 basis points, and the ratio of nonperforming assets (NPA) to total assets of 22 basis points at June 30, 2004 and (iii) an increase in core deposits of $23.6 million, or 4%, and an increase in total retail deposits of $23.9 million, or 3% over balances at March 31, 2004.

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
WSFS Financial Corporation         838 Market Street, Wilmington, Delaware 19801


     The following is a brief discussion of the second quarter 2004 results.

Net Interest Income

     Net interest income for the second quarter of 2004 was $15.6 million. This compares to the $14.6 million reported for the same quarter in 2003 and the $15.9 million reported for the first quarter of 2004. The net interest margin percentage was 3.07% for the second quarter of 2004 compared to 3.24% in the first quarter of 2004. During the second quarter, the net interest margin was negatively impacted by, among other things, generally lower rates on loans, as overall portfolio yields continued to trend down with the Bank's robust growth in the current low interest rate environment. Also, the gross yield on the Bank's mortgage-backed securities ("MBS") portfolio was 3.67% in the second quarter of 2004 compared to 3.81% in the first quarter of 2004. The lower yield on MBS in the second quarter of 2004 was the result of higher amortization of premiums resulting from prepayments early in the second quarter. The weighted average duration of the MBS portfolio was 3.1 years at June 30, 2004 compared to
2.5 years at March 31, 2004, primarily from the increase in prevailing interest rates at the end of the second quarter of 2004.

Loans and Asset Quality

     Net loans grew $58.6 million, or 4%, during the second quarter of 2004 to $1.4 billion at June 30, 2004. Net loans grew 17% over this time last year. Loan volume reflects the continued strong growth in commercial and commercial real estate (CRE) loans which increased $49.7 million, or 7%, from balances at March 31, 2004 and $196.3 million, or 34% from balances at June 30, 2003. The growth is primarily the continuing result of gaining market share due to the addition of several seasoned local relationship managers over the past few years. The table below summarizes the current loan balance and composition and recent changes in balance and composition.

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
WSFS Financial Corporation         838 Market Street, Wilmington, Delaware 19801


                                      At                    At                    At
   (Dollars in thousands)        June 30, 2004        March 31, 2004         June 30, 2003
                                 -------------        --------------         -------------

                                Amount        %      Amount         %        Amount        %
                             -----------    ---   ------------    ---      ----------    ---
Commercial and CRE           $   773,044     55%  $    723,346     54%    $   576,745     48%
Residential                      444,728     32        446,303     33         454,019     38
Consumer                         208,591     15        197,738     15         189,395     16
Allowance for loan losses        (23,139)    (2)       (22,745)    (2)        (22,459)    (2)
                             -----------    ---   ------------    ---      ----------    ---
Net Loans                    $ 1,403,224    100%  $  1,344,642    100%     $1,197,700    100%
                             ===========          ============             ==========

     Non-performing assets (NPAs) totaled $5.3 million at June 30, 2004, an improvement from the $6.5 million reported at March 31, 2004 and the $8.3 million reported at June 30, 2003. NPAs as a percentage of total assets were 0.22% at June 30, 2004 compared to 0.29% at March 31, 2004 and 0.41% at June 30, 2003. Annualized net charge-offs in the second quarter of 2004 were 0.08% of average loans compared to 0.10% for the first quarter of 2004, and 0.07% for the second quarter of 2003. The allowance for loan losses was 1.62% of total loans at June 30, 2004, with a coverage ratio (ratio of allowance to non-accruing loans) of 425%.

Deposits

     Core deposit relationships (demand deposits, money market and savings accounts) increased $23.6 million, or 4% during the quarter, and increased $60.7 million, or 10% over this time last year. Retail time deposits also increased $293,000 during the quarter. As a result, total retail deposits increased $23.9 million, or 3%, during the second quarter to $914.6 million at June 30, 2004. Core deposits continue to represent a healthy 75% of total retail deposits. The following table summarizes the current retail deposit balances and composition and recent changes in balances and composition.

                                      At                    At                    At
   (Dollars in thousands)        June 30, 2004        March 31, 2004         June 30, 2003
                                 -------------        --------------         -------------

                                Amount        %      Amount         %        Amount        %
                             -----------    ---   ------------    ---      ----------    ---
Non-interest demand            $ 229,842      25%   $  223,490      25%    $ 202,021      23%
Savings                          323,128      35       320,353      36       315,895      36
Money market and int. demand     136,042      15       121,565      14       110,420      12
                               ---------     ---     ---------     ---     ---------     ---
  Total core deposits            689,012      75%      665,408      75%      628,336      71%
Retail time                      225,549      25       225,256      25       252,982      29
                               ---------     ---     ---------     ---     ---------     ---
  Total retail deposits        $ 914,561     100%    $ 890,664     100%    $ 881,318     100%
                               =========             =========             =========

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
WSFS Financial Corporation         838 Market Street, Wilmington, Delaware 19801


Noninterest Income
------------------

     During the second quarter of 2004, the Corporation recorded noninterest income of $8.2 million, which was $920,000 greater than second quarter of 2003. The increase was primarily due to income of $626,000 from the investment in Bank Owned Life Insurance (BOLI) and $549,000 in fee income from Montchanin Capital Management, Inc., the Company's wealth management initiative started in the first quarter of 2004, as well as increases of $447,000 in card and ATM fee income during the quarter, primarily the result of underlying growth in volumes. These increases were partially offset by lower loan fee income, primarily lower prepayment fees, of $130,000; lower gains on sales of loans of $463,000; and lower gains on sales of securities of $187,000. These decreases resulted primarily from reduced refinancing activity during the quarter as compared to the second quarter of 2003.

Noninterest Expenses
--------------------

     Noninterest expenses for the three months ended June 30, 2004 totaled $13.2 million, and were $830,000, or 7% greater than the same quarter last year.
Included in 2004 results were $501,000 in operating expenses from Montchanin Capital Management, Inc., the Company's wealth management initiative started in the first quarter of 2004, as well as additional operating expenses resulting from the Company's branch expansion efforts.

Taxes
-----

     For the second quarters of 2004 and 2003, the effective tax rates were 37% and 36%, respectively. The effective tax rate for the second quarter of 2004 was adversely affected by a $280,000, or nearly $0.04 per share, tax charge resulting from the State of New Jersey recently enacting legislation disallowing the use of a portion of state net operating loss carry-forwards for years 2004 and 2005. This charge negatively impacted WSFS Credit Corporation (WCC), the indirect auto leasing business discontinued by WSFS in 2000. In accordance with generally accepted accounting principles, this charge has been reflected in income tax expense from continuing operations. Without the $280,000 charge the Company's effective tax rate would

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
WSFS Financial Corporation         838 Market Street, Wilmington, Delaware 19801


have been 34%. The Company expects its effective tax rate to be approximately 35% in coming quarters.

Share Repurchases
-----------------

     The Corporation has continued to repurchase WSFS' common stock as one use of the capital generated by the previously reported sales of business segments. During the second quarter of 2004, the Corporation repurchased 348,900 of its shares of common stock at an average price of $47.91 per share. As recently announced, during the quarter the Board of Directors authorized an additional 702,000 shares to be eligible for repurchase.

     The ratio of tangible equity to assets was a strong 7.36% and tangible book value per share was $25.18 at June 30, 2004.

     Marvin N. Schoenhals, Chairman and President of WSFS said, "We are pleased to report another strong quarter. The second quarter results reflect the continued success of our strategic focus on Delaware banking." Mr. Schoenhals went on to say, "Part of this strategy included the continued expansion of banking offices into southern Delaware. In June, WSFS opened its newest banking office in Rehoboth, Delaware, and we are delighted with the positive community response. We look forward to opening more offices in the near future to serve the Delaware marketplace."

     WSFS Financial Corporation is a $2.4 billion financial services company. At June 30, 2004, its principal subsidiary, Wilmington Savings Fund Society, FSB, operated 23 retail banking offices in all three counties in Delaware, as well as Chester and Delaware Counties in Pennsylvania. Other operating subsidiaries include WSFS Credit Corporation, WSFS Reit, Inc., WSFS Investment Group, Inc. and Montchanin Capital Management, Inc. For more information, please visit the
Bank's website at www.wsfsbank.com.                             ----------------
-----------------------------------

                                       ***

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
WSFS Financial Corporation         838 Market Street, Wilmington, Delaware 19801


     Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by WSFS Financial Corporation with the Securities and Exchange Commission from time to time. The Corporation does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Corporation.

                                      # # #
                                      -----

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS
STATEMENT OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

                                                                  Three months ended                    Six months ended
                                                        ----------------------------------------   ---------------------------
                                                           June 30,      March 31,     June 30,      June 30,     June 30,
                                                           2004          2004           2003         2004         2003
                                                        -----------    ----------    -----------   ----------   ----------
Interest income:
Interest and fees on loans                              $   18,222     $  18,100     $   17,915    $  36,322    $  35,777
Interest on mortgage-backed securities                       4,689         4,727          4,065        9,416        7,547
Interest and dividends on investment securities              1,219         1,129            255        2,348          429
Other interest income                                          152           206            235          358          624
                                                        -----------    ----------    -----------   ----------   ----------
                                                            24,282        24,162         22,470       48,444       44,377
                                                        -----------    ----------    -----------   ----------   ----------
Interest expense:
Interest on deposits                                         1,832         1,793          2,112        3,625        4,591
Interest on Federal Home Loan Bank advances                  5,886         5,555          4,945       11,441        9,426
Interest on federal funds purchased and securities sold
    under agreements to repurchase                             413           133            225          813          365
Interest on trust preferred borrowings                         503           496            493          999          989
Interest on other borrowings                                    40           305             92           78          188
                                                        -----------    ----------    -----------   ----------   ----------
                                                             8,674         8,282          7,867       16,956       15,559
                                                        -----------    ----------    -----------   ----------   ----------

Net interest income                                         15,608        15,880         14,603       31,488       28,818
Provision for loan losses                                      687           687            725        1,374        1,500
                                                        -----------    ----------    -----------   ----------   ----------

Net interest income after provision for loan losses         14,921        15,193         13,878       30,114       27,318
                                                        -----------    ----------    -----------   ----------   ----------

Noninterest income:
Loan servicing fee income                                      627           531            757        1,158        1,429
Deposit service charges                                      2,366         2,335          2,369        4,701        4,274
Credit/debit card and ATM income                             2,976         2,664          2,529        5,640        4,702
Securities gains                                                 2           222            189          224          189
Gain on sales of loans                                         294            73            757          367        1,161
Bank owned life insurance income                               626           479              -        1,105            -
Investment advisory income                                     549           538              -        1,087            -
Other income                                                   780           716            699        1,496        1,355
                                                        -----------    ----------    -----------   ----------   ----------
                                                             8,220         7,558          7,300       15,778       13,110
                                                        -----------    ----------    -----------   ----------   ----------
Noninterest expenses:
Salaries, benefits and other compensation                    7,406         7,643          6,767       15,049       13,586
Equipment expense                                              925           865            923        1,790        1,856
Data processing and operations expense                         837           762            690        1,599        1,367
Occupancy expense                                            1,122         1,149            984        2,271        1,972
Marketing expense                                              541           520            414        1,061          821
Professional fees                                              309           522            864          831        1,365
Other operating expenses                                     2,049         1,777          1,717        3,826        4,362
                                                        -----------    ----------    -----------   ----------   ----------
                                                            13,189        13,238         12,359       26,427       25,329
                                                        -----------    ----------    -----------   ----------   ----------

Income from continuing operations before minority
  interest and taxes                                         9,952         9,513          8,819       19,465       15,099
Less minority interest                                          47            45              -           92            -
                                                        -----------    ----------    -----------   ----------   ----------
Income from continuing operations before taxes               9,905         9,468          8,819       19,373       15,099
Income tax provision                                         3,638         3,286          3,183        6,924        5,382
                                                        -----------    ----------    -----------   ----------   ----------
Income from continuing operations                            6,267         6,182          5,636       12,449        9,717
Gain on sale of businesses held-for-sale, net of taxes           -             -            208            -       41,389
                                                        -----------    ----------    -----------   ----------   ----------
Net income                                              $    6,267     $   6,182     $    5,844    $  12,449    $  51,106
                                                        ===========    ==========    ===========   ==========   ==========
Diluted earnings per share:
Income from continuing operations                       $     0.82     $    0.79     $     0.69    $    1.62    $    1.14
Gain on sale of businesses held-for-sale, net of taxes           -             -           0.02            -         4.87
                                                        -----------    ----------    -----------   ----------   ----------
Net income                                              $     0.82     $    0.79     $     0.71    $    1.62    $    6.01
                                                        ===========    ==========    ===========   ==========   ==========


Weighted average shares outstanding for diluted EPS      7,604,845     7,799,699      8,209,351    7,703,868    8,504,547
--------------------------------------------------------------------------------------------------------------------------

Performance Ratios (continuing operations only):

Return on average assets (a)                                  1.09%         1.12%          1.17%        1.10%        1.07
Return on average equity (a)                                 13.26         12.72          11.33        12.98         9.21
Net interest margin (a)(b)                                    3.07          3.24           3.34         3.15         3.50
Efficiency ratio (c)                                         54.70         55.81          55.71        54.93        59.61
--------------------------------------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
SUMMARY STATEMENT OF CONDITION:
(Dollars in thousands)
(Unaudited)

                                                June 30,        March 31,       June 30,
                                                  2004             2004           2003
                                              --------------   -------------   ------------
Summary Statement of Condition:

Assets:
------
Cash and due from banks                       $      55,979    $     50,376    $    54,538
Cash in non-owned ATMs                              123,777         106,673         90,444
Investment securities (d)(e)                        122,064         115,118         12,738
Other investments                                    62,719          43,018         55,909
Mortgage-backed securities (d)                      527,312         480,549        531,640
Net loans (f)(g)                                  1,403,224       1,344,642      1,197,700
Loans held for sale (f)                               1,064           3,240          5,391
Bank owned life insurance                            51,105          50,479              -
Other assets                                         49,065          40,974         41,251
Loans, operating leases and
 other assets of discontinued operations              3,645           6,147         23,566
                                              --------------   -------------   ------------
    Total assets                              $   2,399,954    $  2,241,216    $ 2,013,177
                                              ==============   =============   ============
Liabilities and Stockholders' Equity:
------------------------------------
Noninterest-bearing deposits                  $     229,842    $    223,490    $   202,021
Interest-bearing deposits                           684,719         667,174        679,297
                                              --------------   -------------   ------------
    Total retail deposits                           914,561         890,664        881,318
Jumbo CD's - non retail                              45,300          44,411         21,956
Brokered CD's                                        74,974          49,991              -
                                              --------------   -------------   ------------
    Total deposits                                1,034,835         985,066        903,274

Federal Home Loan Bank advances                     930,181         798,239        743,408
Other borrowings                                    241,604         244,540        140,398
Other liabilities                                    15,373          14,753         30,072
                                              --------------   -------------   ------------

    Total liabilities                             2,221,993       2,042,598      1,817,152
                                              --------------   -------------   ------------

Minority interest                                       237             191             50

Stockholders' equity                                177,724         198,427        195,975
                                              --------------   -------------   ------------
Total liabilities, minority interest
  and stockholders' equity                    $   2,399,954    $   2,241,216   $  2,013,177
                                              ==============   =============   ============

-------------------------------------------------------------------------------------------

Capital Ratios:

Equity to asset ratio                                  7.41%           8.86%          9.73%
Tangible equity to asset ratio                         7.36            8.81           9.73
Core capital (h) (required:  4.00%)                    9.49           10.58          11.27
Tier 1 Capital (h) (required 4.00%)                   14.94           16.45          17.94
Risk-based capital (h) (required:  8.00%)             15.80           17.30          18.77

-------------------------------------------------------------------------------------------

Asset Quality Indicators (continuing operations only):

Nonperforming Assets:
Nonaccruing loans                             $       5,172    $      6,256    $     7,319
Assets acquired through foreclosure                     175             233            983
                                              --------------   -------------   ------------
     Total nonperforming assets               $       5,347    $      6,489    $     8,302
                                              ==============   =============   ============

Past due loans (i)                            $         301    $        368    $       374

Allowance for loan losses                     $      23,139    $     22,745    $    22,459

Ratio of nonperforming assets to total assets          0.22%           0.29%          0.41%
Ratio of allowance for loan losses to total gross
     loans (j)                                         1.62            1.66           1.83
Ratio of allowance for loan losses to nonaccruing
     loans (k)                                          425             359            303
Ratio of quarterly net charge-offs to
     average gross loans (a)(f)                        0.08            0.10           0.07

-------------------------------------------------------------------------------------------

See "Notes"

WSFS FINANCIAL CORPORATION
FINANCIAL HIGHLIGHTS (Continued)
AVERAGE BALANCE SHEET
(Dollars in thousands)
(Unaudited)

                                                                          Three months ended
                                 ---------------------------------------------------------------------------------------------------
                                           June 30, 2004                    March 31, 2004                     June 30, 2003
                                 ------------------------------     -----------------------------    -------------------------------
                                  Average               Yield/      Average              Yield/      Average               Yield/
                                  Balance     Interest  Rate (a)(b) Balance    Interest  Rate (a)(b) Balance   Interest  Rate (a)(b)
                                 -----------  --------- -------     ---------  --------  --------    --------  --------  ---------
Assets:
Interest-earning assets:
Loans: (f) (l)
  Commercial real estate loans   $  406,101    $ 5,424    5.34 % $  386,911   $ 5,212      5.39 %  $  308,689   $ 4,524       5.86 %
  Residential real estate loans     446,039      5,864    5.26      452,886     6,124      5.41       454,115     6,806       5.99
  Commercial loans                  337,152      3,740    4.72      304,227     3,505      4.92       242,476     3,115       5.54
  Consumer loans                    201,013      3,163    6.33      194,168     3,226      6.68       185,462     3,394       7.34
                                 -----------  ---------           ----------  --------              ----------  --------
     Total loans                  1,390,305     18,191    5.31    1,338,192    18,067      5.48     1,190,742    17,839       6.09
Mortgage-backed securities (d)      511,379      4,689    3.67      496,699     4,727      3.81       531,584     4,065       3.06
Loans held-for-sale (f)               2,423         31    5.12        1,174        33     11.24         3,683        76       8.25
Investment securities (d)(e)        121,179      1,219    4.02      114,473     1,129      3.95        15,165       255       6.73
Other interest-earning assets        45,601        152    1.33       46,643       206      1.78        41,672       235       2.26
                                 -----------  ---------           ----------  --------              ----------  --------
     Total interest-earning
       assets                     2,070,887     24,282    4.74    1,997,181    24,162      4.90     1,782,846    22,470       5.10
                                              ---------                       --------                          --------

Allowance for loan losses           (22,899)                        (22,632)                          (22,096)
Cash and due from banks              49,512                          47,126                            46,941
Cash in non-owned ATMs              112,559                         103,257                            84,836
Loans, operating leases and
  other assets of discontinued
  operations                          5,663                           8,619                            29,529
Bank owned life insurance            50,691                          39,684                                 -
Other noninterest-earning assets     43,027                          38,600                            29,050
                                 -----------                     -----------                       -----------
     Total assets                $2,309,440                      $2,211,835                        $1,951,106
                                 ===========                     ===========                       ===========

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest bearing deposits:
   Money market and interest-
      bearing demand             $  119,732    $    84    0.28   $  113,052   $    66      0.23    $  104,959   $    83       0.32
   Savings                          322,682        326    0.41      317,396       329      0.42       311,521       448       0.58
   Retail time deposits             222,589      1,024    1.85      226,027     1,067      1.90       255,919     1,469       2.30
   Jumbo certificates of
     deposit-nonretail               45,942        168    1.47       42,779       152      1.43        28,688       112       1.57
   Brokered certificates of
     deposit                         59,841        230    1.55       42,820       179      1.68             -         -          -
                                 -----------  ---------           ----------  --------              ----------  --------
     Total interest-bearing
       deposits                     770,786      1,832    0.96      742,074     1,793      0.97       701,087     2,112       1.21

FHLB of Pittsburgh advances         869,267      5,933    2.70      819,713     5,631      2.72       677,074     5,240       3.06
Trust preferred borrowings           51,547        503    3.86       50,000       496      3.92        50,000       493       3.90
Other borrowed funds                193,678        453    0.94      186,780       438      0.94       109,107       317       1.16
Cost of funding discontinued
  operations                                       (47)                           (76)                             (295)
                                 -----------  ---------           ----------  --------              ----------  --------
     Total interest-bearing
       liabilities                1,885,278      8,674    1.84    1,798,567     8,282      1.84     1,537,268     7,867       2.05
                                              ---------                       --------                          --------
Noninterest-bearing demand
  deposits                          221,141                         205,803                           185,123
Other noninterest-bearing
  liabilities                        13,767                          12,950                            29,713
Minority interest                       213                              66                                50
Stockholders' equity                189,041                         194,449                           198,952
                                 -----------                      ----------                        ----------
Total liabilities and
  stockholders' equity           $2,309,440                      $2,211,835                        $1,951,106
                                 ===========                      ==========                        ==========

Excess of interest-earning assets
   over interest-bearing
   liabilities                   $  185,609                      $  198,614                        $  245,578
                                 ===========                     ===========                       ===========
Net interest and dividend income               $15,608                        $15,880                           $14,603
                                               ========                       ========                          ========
Interest rate spread                                     2.90%                            3.06%                              3.05%
                                                        =======                         ========                          =========
Net interest margin                                      3.07%                            3.24%                              3.34%
                                                        =======                         ========                          =========

See "Notes"

     WSFS FINANCIAL CORPORATION
     FINANCIAL HIGHLIGHTS (Continued)
     (Dollars in thousands, except per share data)
     (Unaudited)

                                                                   Three months ended                Six months ended
                                                         --------------------------------------  --------------------------
                                                            June 30,     March 31,     June 30,     June 30,      June 30,
                                                              2004          2004         2003         2004          2003
                                                         --------------------------------------  --------------------------

     Stock Information:

     Market price of common stock:
         High                                               $ 50.75       $ 51.40      $ 38.63       $ 51.40       $ 38.63
         Low                                                  45.03         44.43        31.58         44.43         30.96
         Close                                                48.56         50.17        37.96         48.56         37.96
     Book value per share                                     25.33         26.95        25.69
     Tangible book value per share                            25.18         26.80        25.69
     Number of shares outstanding (000s)                      7,016         7,362        7,627
     ----------------------------------------------------------------------------------------------------------------------

     Other Financial Data:

     One-year repricing gap to total assets (m)               (4.92)%       (4.07)%      (6.58)%
     Number of associates (FTEs) (n)                            471           445          442
     Number of branch offices                                    23            23           21

     ----------------------------------------------------------------------------------------------------------------------

     Notes:

(a)  Annualized.
(b)  Computed on a fully tax-equivalent basis.
(c) Noninterest expense divided by (tax-equivalent) net interest income and other income.
(d)  Includes securities available-for-sale.
(e)  Includes reverse mortgages.
(f)  Net of unearned income.
(g)  Net of allowance for loan losses.
(h) Represents capital ratios of Wilmington Savings Fund Society, FSB and subsidiaries.
(i) Accruing loans which are contractually past due 90 days or more as to principal or interest.
(j)  Excludes loans held-for-sale.
(k)  Includes general reserves only.
(l)  Nonperforming loans are included in average balance computations.
(m) The difference between projected amounts of interest-sensitive assets and interest-sensitive liabilities repricing within one year divided by total assets, based on a current interest rate scenario.
(n) Includes the FTEs of WCC (discontinued operations) and Cypress Capital Management (controlled, but not wholly owned subsidiary).